SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 2, 2007 (February 1, 2007)
Date of Report (Date of earliest event reported)
SUPERIOR WELL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51435	20-2535684
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(Address of principal executive offices)
(724) 465-8904
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 7.01. Regulation FD Disclosure.
     Superior Well Services, Inc. wishes to disclose that on February 1, 2007 it had purchased substantially all of the operating assets of ELI Wireline Services, Inc. (“ELI”) for approximately $7.9 million in cash. ELI provides open hole and cased hole completion services. The operating assets include 3 cased hole trucks, 3 open hole trucks, 2 cavern storage logging units with sonar calipers and various tools and logging systems that are compatible with Superior’s existing systems. Superior plans to retain ELI’s 30 employees. The acquired operations will be integrated into Superior’s Mid-Continent operations and expands its presence in Kansas, Oklahoma and Nebraska.
Superior’s press release dated February 2, 2007, is furnished herewith as Exhibit 99.1.
     In accordance with General Instruction B.2. of Form 8-K and the Securities and Exchange Commission Release No. 33-8176, the above information is being furnished under Item 8.01 related thereto, of Form 8-K and shall not deemed to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
     (c)    Exhibits.
99.1	Press release issued February 2, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR WELL SERVICES, INC.
(Registrant)

/s/ Thomas W. Stoelk
Thomas W. Stoelk
Vice President & Chief Financial Officer
Dated: February 2, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued February 2, 2007.